EXHIBIT E

Form of Lock-Up Agreement

November 5, 2023

LEERINK PARTNERS LLC

COWEN AND COMPANY, LLC

EVERCORE GROUP, L.L.C.

As Representatives of the several Underwriters

c/o Leerink Partners LLC

53 State Street

40th Floor

Boston, Massachusetts 02109

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o Evercore Group, L.L.C.

55 East 52nd Street

New York, New York 10055

Re: Aura Biosciences, Inc. – Registration Statement on Form S-3 for Shares of Common Stock

Dear Sirs and Madams:

This letter agreement (“Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Aura Biosciences, Inc., a Delaware corporation (the “Company”) and Leerink Partners LLC, Cowen and Company, LLC, and Evercore Group, L.L.C., as representatives (the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed public offering of shares of the common stock, par value $0.00001 per share (the “Common Stock”) of the Company (the “Offering”).

CUSIP No. 05153U107	SCHEDULE 13D/A	Page 1 of 6 Pages

In order to induce the Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in his, her or its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, and will not cause or direct any of its affiliates to, without the prior written consent of the Representatives directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into, or announce the intention to enter into, any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the undersigned or someone other than the undersigned) in whole or in part, directly or indirectly, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Prohibited Activity”), or (iii) engage in, or announce the intention to engage in, any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that is designed to or which reasonably would be expected to lead to or result in any Prohibited Activity during the Lock-Up Period.

The restrictions set forth in the preceding paragraph shall not apply to:

(1)       [reserved];

(2)       if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

(3)       if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to (x) any direct or indirect stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be or (y) any corporation, partnership or other business entity with whom the undersigned shares in common an investment manager or advisor which has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement, if, in any such case, such transfer is not for value,

CUSIP No. 05153U107	SCHEDULE 13D/A	Page 2 of 6 Pages

(4)       if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value,

(5)       the transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of securities involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock held by the undersigned shall remain subject to the restrictions on transfer set forth in this Agreement. For purposes of this Agreement, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, in each case, approved by the board of directors of the Company and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity),

(6)       if the undersigned is a trust, distributions of shares of Common Stock or any security directly or indirectly convertible into shares of Common Stock to its beneficiaries in a transaction not involving a disposition of value,

(7)       transfers to the Company pursuant to agreements that are in effect as of the date hereof under which the Company has the option to repurchase such shares or securities upon termination of the undersigned,

(8)       transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after completion of the Offering, or that otherwise do not involve or relate to shares of Common Stock held prior to the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period,

(9)       the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Common Stock by the undersigned, which trading plan (a “10b5-1 Plan”) meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-up Period and no public announcement or filing is voluntarily made regarding such plan during the Lock-Up Period and if any such public announcement, report or filing shall be legally required during the Lock-Up Period, such public announcement, report or filing shall clearly indicate that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Lock-Up Period,

(10)       any transfers made by the undersigned to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus (as defined in the Underwriting Agreement); and

(11)       pursuant to a court order or order of a regulatory agency;

CUSIP No. 05153U107	SCHEDULE 13D/A	Page 3 of 6 Pages

provided, however, that in the case of any transfer described in clause (2), (3), (4), (6) and (11) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representatives, and (B) in the case of any transfer described in clause (2), (3), (4), (6), (7), (10) or (11) above, no public announcement or filing is voluntarily made regarding such transfer during the Lock-Up Period and if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, (A) in the case of any transfer pursuant to clause (2) above, such transfer is being made as a gift or by will or intestate succession, (B) in the case of any transfer pursuant to clause (3) above, such transfer is being made to a stockholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value, (C) in the case of any transfer pursuant to clause (4) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value, (D) in the case of any transfer pursuant to clause (6) above, such transfer is being made from the trust to its beneficiaries in a transaction not involving a disposition of value, (E) in the case of any transfer pursuant to clause (7) above, such transfer is being made under terms of the Company’s repurchase rights upon termination of the undersigned, (F) in the case of any transfer pursuant to clause (10) above, such transfer is being made to satisfy tax withholding obligations and (G) in the case of any transfer pursuant to clause (11) above, such transfer is being made pursuant to a court order or order of a regulatory agency. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

In the event that a release, waiver or termination, in full or in part, relating to a lock-up agreement entered into in connection with the Offering or similar lock-up restrictions is granted to any officer or director of the Company or any person that beneficially owns, based on shares of Common Stock outstanding immediately after the consummation of the Offering, 1% or more of the outstanding shares of Common Stock (“Significant Holder”) other than the undersigned (the “Permitted Release”), the same percentage of shares of Common Stock held by the undersigned (the “Pro-Rata Release”) as the percentage of shares of Common Stock held by the person granted the Permitted Release shall be automatically, immediately and fully released, waived or terminated, as applicable, to the same extent and on the same terms from any remaining restrictions set forth herein. The Pro-Rata Release shall not be applied in the case of a release effective solely to permit a transfer not involving a disposition for value if the transferee agrees in writing to be bound by the same terms described in this Agreement. The Pro-Rata Release shall not be applied if the aggregate number of shares of Common Stock released pursuant to all Permitted Releases is less than or equal to 1.0% of the total number of outstanding shares of Common Stock calculated as of the date of the Offering (after giving effect to such Offering). The Representatives shall provide notice to the Company within three (3) business days prior to the occurrence of a Permitted Release and the Company, in turn shall notify the undersigned in writing (including via email) at least two (2) business days before the effective date of such Permitted Release, which notice shall state the percentage of securities held by the undersigned to be released and the date and time of the effectiveness of such release, provided that the failure by the Representatives to give such notice shall not give rise to any claim or liability against the Underwriters. For purposes of determining beneficial ownership of a stockholder, all shares of Common Stock held by investment funds affiliated with such stockholder shall be aggregated.

CUSIP No. 05153U107	SCHEDULE 13D/A	Page 4 of 6 Pages

For avoidance of doubt, nothing in this Agreement prohibits (A) the undersigned from exercising any options or warrants to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this Agreement or (B) the surrender or forfeiture of securities in partial or full settlement of any income, employment or social tax withholding and remittance obligations of the undersigned or the employer of the undersigned in connection with the vesting or exercise of any equity award outstanding on the date of the Underwriting Agreement granted pursuant to the Company’s equity plans described in the Prospectus, and provided, however, that no public announcement or filing is voluntarily made regarding such exercise during the Lock-Up Period and provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of such options or warrants during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the disposition relates to the exercise of an option or warrant, as applicable, and that the shares of Common Stock received upon exercise are subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Agreement and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any copy so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If (i) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by December 31, 2023, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Stock to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this Agreement. The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address:
Bay Colony Corporate Center, 1000 Winter Street, Waltham, MA 02451